3D ICON

OTCBB:TDCP

FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements that relate to the company's objectives, estimates and goals. Any statements that are not statements of historical fact should be considered forward-looking statements.

The Company's business is subject to numerous risks and uncertainties, including the necessity to conduct further clinical trials and related studies, product testing and regulatory, approval, efficacy and safety.

These and other risks and uncertainties could cause the company's actual results and developments to be materially different from those expressed or implied by any of these forward looking statements.


3D ICON
We Are Here To:
• Gain Exposure for 3DIcon
– The Opportunity & The Technology
• Broaden our shareholder base
• TDCP.OB
FOR BROKER/DEALER USE ONLY

We are meeting with you today:

To gain exposure for 3DIcon in the investment community

To broaden our shareholder base

To set the stage for future capital needs

We believe we are part of the beginning of a very large new industry.

And we hope that when we have concluded this briefing,
you will share our excitement at the myriad possibilities of true 3D communication.


Technology
THE JOURNAL REPORT
THINKING ABOUT TOMORROW
Imagine televisions that project 3-D images into the middle of the living room, for a theater-in-the-round experience. And while we
How will technology change the way we shop, learn and entertain ourselves?


3DICON
Technologies for Both
• SWEPT VOLUME DISPLAY
• STATIC VOLUME DISPLAY
The Bug is Back!
3D Icon
FOR BROKER/DEALER USE ONLY

Two ways to produce volumetric 3D. 3DIcon has technology for both.

REVENUE PRODUCING BY- PRODUCT TECHNOLOGY

- Already Launched
- Revenue This Quarter
- Addressable Market of $6-8M over next 2 yrs
- Growing Market
- NO COMPETITION


PATENT
Pixel
Precision

Volumetric 3D Competition

- Swept Volume Display Technology
  - Actuality Systems
  - Felix3D
  - University of So. California
- Static Volume Display Technology
  - SolidFelix
  - Depth Cube (Not Full Volume, partial depth) *(LightSpace Technologies)*
  - 3D Technology Laboratories

Timing

- 3D Technology is Transformational
- Leading edge technology portfolio
- Proven Management and Support Team
- Revenue This Quarter

Thank You

3DICON

WWW.3DICON.NET

We live in a 3D world.

Why don't we communicate that way?